EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Registration Statement of CYBRA Corporation on Form SB-2 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned in his capacity as an officer of CYBRA Corporation, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	Based on the officer’s knowledge, the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)
Based on the officer’s knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition, result of operations and cash flows of CYBRA Corporation for the periods presented in the report.

Date: August 9, 2006

/s/ Harold L. Brand
Harold L. Brand
President and Chief Financial Officer